Exhibit 99.3

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

INDEPENDENT AUDITOR’S REPORT

To the Stockholders of

Zero Mountain, Inc.

Fort Smith, Arkansas

We have audited the accompanying consolidated financial statements of Zero Mountain, Inc. and Subsidiaries (the Company), which comprise the consolidated balance sheets as of June 30, 2018 and 2017, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. This includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Zero Mountain, Inc. and Subsidiaries as of June 30, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

On March 1, 2019, 100% of the outstanding stock of the Company was acquired by Cloverleaf Cold Storage. On May 1, 2019, Cloverleaf Cold Storage which included Zero Mountain, Inc. and its subsidiaries was acquired by Americold. The operations of the Company continued after the closing date and these consolidated financial statements do not include any changes as a result of these transactions. See Note 12 for additional details. Our opinion is not modified with respect to this matter.

/s/ Landmark PLC

LANDMARK PLC

CERTIFIED PUBLIC ACCOUNTANTS

Fort Smith, Arkansas

July 16, 2019

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2018 AND 2017

(in thousands, except share amounts)

	2018	2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,622	$8,451
Trade accounts receivable, net of reserve for uncollectible accounts	5,084	4,179
Other assets	701	674
Investments	2,152	2,154
Prepaid and refundable income taxes	—	1,920

Total Current Assets	16,559	17,378

PROPERTY AND EQUIPMENT, net	62,695	61,824

OTHER ASSETS
Cash surrender value of life insurance	802	755
Other assets, noncurrent	657	927
Deferred income taxes	245	365
Deposits	125	100

	1,829	2,147

Total Assets	$81,083	$81,349

See Independent Auditor’s Report and Notes to Consolidated Financial Statements.

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2018 AND 2017

(in thousands, except share amounts)

	2018	2017
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$3,740	$5,662
Accounts payable and accrued expenses	5,079	4,569
Unearned handling charges	625	655

Total Current Liabilities	9,444	10,886

LONG-TERM LIABILITIES
Long-term debt	32,200	33,794
Deferred credit	726	858
Deferred income taxes	5,384	8,014

Total Long-Term Liabilities	38,310	42,666

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, 26,000,000 shares authorized; 8,338,260 shares issued; 5,875,267 shares outstanding	83	83
Paid-in capital	4,004	3,787
Retained earnings	35,349	29,760
Accumulated other comprehensive income	75	132

	39,511	33,762
Less treasury stock, at cost; 2,462,993 shares	6,182	5,965

Total Stockholders’ Equity	33,329	27,797

Total Liabilities and Stockholders’ Equity	$81,083	$81,349

See Independent Auditor’s Report and Notes to Consolidated Financial Statements.

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED JUNE 30, 2018 AND 2017

(in thousands)

	2018	2017
OPERATING REVENUES
Storage, hauling and handling revenues	$41,360	$36,141
Logistics revenues	15,053	11,026
Meat sales	359	3,638

	56,772	50,805

OPERATING EXPENSES
Storage, hauling and handling cost of operations	25,143	22,280
Logistics cost of operations	11,850	9,525
Cost of sales—meat	309	3,514
Depreciation and amortization	7,568	6,485
Selling, general and administrative	5,284	4,957

	50,154	46,761

INCOME FROM OPERATIONS	6,618	4,044

OTHER INCOME (EXPENSES)
Investment income	173	263
Interest expense	(1,492)	(1,528)
Other	224	331

	(1,095)	(934)

INCOME BEFORE PROVISION FOR TAXES	5,523	3,110
PROVISION (BENEFIT) FOR INCOME TAXES	(712)	1,258

NET INCOME	$6,235	$1,852

See Independent Auditor’s Report and Notes to Consolidated Financial Statements.

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

YEARS ENDED JUNE 30, 2018 AND 2017

(in thousands)

	2018	2017
NET INCOME	$6,235	$1,852
OTHER COMPREHENSIVE INCOME
Change in unrealized (loss) on available-for-sale securities, net of income tax effect, net of reclassification adjustment	(57)	(117)

COMPREHENSIVE INCOME	$6,178	$1,735

See Independent Auditor’s Report and Notes to Consolidated Financial Statements.

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

YEARS ENDED JUNE 30, 2018 AND 2017

(in thousands, except share amounts)

	Common Stock	Paid-in Capital	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
BALANCE, JUNE 30, 2016	$83	$3,787	$28,496	$(5,911)	$249	$26,704
Net income	—	—	1,852	—	—	1,852
Other comprehensive (loss)	—	—	—	—	(117)	(117)
Dividends (5 cents per share each)—paid November 2016 and April 2017	—	—	(588)	—	—	(588)
Purchase of treasury stock (11,900 shares)	—	—	—	(54)	—	(54)

BALANCE, JUNE 30, 2017	83	3,787	29,760	(5,965)	132	27,797
Net income	—	—	6,235	—	—	6,235
Other comprehensive (loss)	—	—	—	—	(57)	(57)
Dividends (5 cents and 6 cents per share)—paid October 2017 and April 2018, respectively	—	—	(646)	—	—	(646)
Purchase of treasury stock (54,896 shares)	—	—	—	(259)	—	(259)
Sale of treasury stock (54,896 shares)	—	217	—	42	—	259

BALANCE, JUNE 30, 2018	$83	$4,004	$35,349	$(6,182)	$75	$33,329

See Independent Auditor’s Report and Notes to Consolidated Financial Statements.

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED JUNE 30, 2018 AND 2017

(in thousands)

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,235	$1,852
Adjustments to reconcile net income to net cash from operating activities:
Debt issuance costs included in interest expense	13	12
Depreciation and amortization	7,568	6,485
Deferred income taxes	(2,455)	2,165
(Gain) on the sale of available-for-sale investments	(75)	(174)
Loss on equipment dispositions	76	2
Change in:
Trade accounts receivable	(905)	64
Other assets	269	156
Prepaid and refundable income taxes	1,920	(485)
Deposits	(25)	(100)
Accounts payable and accrued expenses	511	209
Unearned handling charges	(30)	16
Deferred credit	(132)	(57)

Net Cash From Operating Activities	12,970	10,145

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of available-for-sale investments	(375)	(616)
Redemption (purchase) of held-to-maturity investments	—	500
Proceeds from sale of available-for-sale investments	340	536
Change in cash surrender value of life insurance	(47)	(36)
Repayments on other assets	178	68
Repayments on note receivable	—	895
Proceeds from sale of equipment	186	7
Purchases of property and equipment	(6,322)	(13,235)

Net Cash (Used For) Investing Activities	(6,040)	(11,881)

See Independent Auditor’s Report and Notes to Consolidated Financial Statements.

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED JUNE 30, 2018 AND 2017

(in thousands)

	2018	2017
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under long-term debt agreements	—	7,400
Principal payments on long-term debt	(6,043)	(3,750)
Debt issuance costs paid	(70)	(47)
Sale of treasury stock	(259)	—
Purchase of treasury stock	259	(54)
Dividends paid	(646)	(588)

Net Cash From (Used For) Financing Activities	(6,759)	2,961

NET CHANGE IN CASH AND CASH EQUIVALENTS	171	1,225
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	8,451	7,226

CASH AND CASH EQUIVALENTS, END OF YEAR	$8,622	$8,451

Supplemental disclosures of cash flow information:
Interest paid	$1,485	$1,499
Income taxes paid	$1,110	$105
Cost of fully depreciated assets disposed	$251	$1,010
Unrealized losses on available-for-sale securities	$112	$189
Insurance costs financed	$204	$175
Property and equipment financed with long-term debt	$2,380	$1,445

See Independent Auditor’s Report and Notes to Consolidated Financial Statements.

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(in thousands, except share amounts)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Zero Mountain, Inc., an Arkansas corporation, is a cold storage public warehouse provider with facilities in Johnson, Lowell, Fort Smith, Russellville and North Little Rock, Arkansas. Property is owned in Waco, Texas on which the Company is exploring the construction of a cold storage public warehouse facility. The Company in these consolidated financial statements refers to Zero Mountain, Inc. and its subsidiaries unless otherwise noted. A significant portion of the Company’s business is with large meat processing companies with operations in the local areas. The Company has ownership interests in the following subsidiaries:

Z-Foods, Inc. (Z-Foods), an Arkansas corporation, is a holding company and is wholly owned by the Company.

Cold Pasteurization, Inc., a Delaware corporation, and Cold Pasteurization, LLC, an Arkansas limited liability company, are companies owned 100% by the Company. These companies had no operations during the years ended June 30, 2018 and 2017.

ZMI Transportation Co., LLC, an Arkansas limited liability company, is a company owned 100% by the Company. This company was organized in 2011 and had no operations during the years ended June 30, 2018 and 2017.

Zero Mountain Aviation, LLC (Aviation), an Arkansas limited liability company, is a company owned 100% by the Company. This company was organized in 2013.

Zero Mountain Logistics, LLC (Logistics), an Oklahoma limited liability company, and its Class A units are wholly owned by the Company. This company was organized in 2014. Certain individuals held class B units of the company. See Note 12 for detail about the repurchase of these units on March 1, 2019.

ZMI Leasing, LLC (Leasing), an Oklahoma limited liability company, is wholly owned by the Company. This company was organized in 2014. Certain individuals held class B units of the company. See Note 12 for detail about the repurchase of these units on March 1, 2019.

BestDamnMeat, LLC (BDM), an Arkansas limited liability company, is wholly owned by the Company. This company was organized in 2016.

Blockchain Transport, LLC, an Arkansas limited liability company, is wholly owned by Logistics. This company was organized in 2018.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(in thousands, except share amounts)

Basis of Accounting and Revenue Recognition

The Company’s policy is to prepare its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP). Revenues, net of sales tax, consist of storage fees, hauling and handling fees, and logistics fees, and are recognized in the period in which they are earned. Expenses are recognized in the period in which they are incurred.

Storage fees are charged based on a contracted monthly rate and are assessed based on the time period each month that product is stored in the warehouse. Hauling and handling fees are charged at specified rates based on the services provided when product is received. Logistics fees are charged at pre-determined rates negotiated between dispatchers and customers or brokers. Meat sales are at an agreed upon price which includes original cost plus percentage and storage fees.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Credit extended to customers is generally uncollateralized. Past due status is based on contractual terms. Past due accounts are not charged interest. The Company has provided a reserve for uncollectible accounts as of June 30, 2018 and 2017. The reserve is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses, economic conditions, and knowledge of individual customers. Based on these same factors, individual accounts are charged off against the reserve when management determines those individual accounts are uncollectible.

Investments

The Company determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determinations at each balance sheet date. Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available for sale. Held-to-maturity securities are recorded as either short-term or long-term on the Consolidated Balance Sheets, based on contractual maturity date and are stated at amortized costs. Marketable securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses recognized in earnings. Debt and marketable equity securities not classified as held to maturity or as trading, are classified as available for sale, and are carried at fair value, with the unrealized gains and losses, net of tax, included in the determination of comprehensive income and reported in stockholders’ equity.

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(in thousands, except share amounts)

The fair value of substantially all securities is determined by quoted market prices. The estimated fair value of securities for which there are no quoted market prices is based on similar types of securities that are traded in the market.

Property and Equipment

Property and equipment are recorded at cost and are depreciated or amortized using the straight-line method over their estimated useful lives. Major renewals and betterments are capitalized while maintenance and repairs which do not improve and/or extend the lives of the respective assets are expensed currently. Construction period interest is capitalized during the construction period and amortized over the estimated useful life of the constructed asset.

Long-Lived Assets

Financial Accounting Standards Board (FASB) Codification Topic Property, Plant and Equipment, Section Subsequent Measurement requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. There was no impairment recorded for the years ended June 30, 2018 or 2017.

Cash Surrender Value of Life Insurance

The Company has life insurance policies on certain key employees. The cash surrender value of any life insurance policies do not constitute plan assets under FASB Codification Topic Compensation – Retirement Benefits, and accordingly, are included in the accompanying Consolidated Balance Sheets.

Debt Issuance Costs

The Company capitalizes issuance costs incurred in connection with obtaining long-term debt. Amortization of debt issuance costs is reported as a component of interest expense and is being amortized over the term of the applicable loans using the straight-line method.

Income Taxes and Uncertain Tax Positions

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are included in the consolidated financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Codification Topic Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes in the period that includes the enacted date.

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(in thousands, except share amounts)

On December 22, 2017, the Tax Cuts and Job Act (Tax Reform) was enacted. Effective January 1, 2018, Tax Reform reduces the maximum corporate statutory Federal income tax rate from 34 percent to 21 percent. The Company’s Federal tax for the year ended June 30, 2018 is calculated at a blended rate. As a result of enactment, the Company recognized a net income tax benefit of approximately $2.7 million related to the revaluation of its deferred tax assets and deferred tax liabilities during its fiscal year ended June 30, 2018.

The Company and its subsidiaries file consolidated Federal and state income tax returns. The Company’s subsidiaries provide for income taxes on a separate-return basis, and remit to the Company amounts determined to be currently payable.

The Company adopted the provisions of FASB Codification Topic Income Taxes to account for uncertain tax provisions. FASB Codification Topic Income Taxes clarifies the accounting for uncertainty in income taxes and requires the Company to recognize in their financial statements the impact of a tax position taken or expected to be taken in a tax return, if that position is more likely than not to be sustained under audit, based on the technical merits of the position. A position that meets this standard is measured at the largest amount of benefit that will more likely than not be realized on settlement. Management has assessed the tax positions of the Company and determined that no positions exist that require adjustment or disclosure under the provisions of FASB Codification Topic Income Taxes.

The Company files income tax returns in the U.S. Federal jurisdiction and in various states. The Company is subject to examination by the U.S. Internal Revenue Service and other taxing authorities in jurisdictions where the Company has significant business operations. There were no income tax examinations in 2018 or 2017. All tax years included and subsequent to 2015 remain open to examination by the taxing authorities.

Unearned Handling Charges

Handling charges on stored products are recognized as income over time when the merchandise is received, and the remaining amount is recognized when the merchandise is shipped out. This treatment is based on the Company’s estimate that more cost is involved in removing goods from the warehouse than the initial receipt of the goods.

Recent and Upcoming Accounting Pronouncements

On May 28, 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. Along with subsequent amendments, the new standard outlines the principles an entity must apply to measure and recognize revenue and the related cash flows it expects to be entitled for the transfer of promised goods or services to customers. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In doing so, companies generally will be required to use more judgment and make more estimates than under current guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The update is effective for the Company for annual reporting periods beginning after December 15, 2018. The new standard can be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of the change recognized at the date of the initial application. The Company is currently evaluating the impact on its consolidated financial statements and has not yet selected a transition method.

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(in thousands, except share amounts)

In February 2016, the FASB issued ASU 2016-02, Leases. The standard has requirements on how to account for leases by both the lessee and the lessor and adds clarification for what constitutes a lease, among other items. The standard becomes effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, with early adoption permitted. The new standard must be applied using the modified retrospective approach. The Company is currently evaluating the impact on its consolidated financial statements.

Reclassification

Certain accounts in the prior year consolidated financial statements have been reclassified for comparative purposes to conform with the presentation in the current year consolidated financial statements.

NOTE 2: INVESTMENTS

At June 30, 2018 and 2017, the Company held the following investments:

	2018	2017
Held-to-maturity
Certificates of deposit	$120	$120

Available-for-sale
Exchange traded equity securities	1,853	1,861
Mutual funds	179	173

	2,032	2,034

Total investments	$2,152	$2,154

In accordance with FASB Codification Topic Fair Value Measurements and Disclosures, the Company characterized its investments in securities, based on the priority of inputs used to value the investments, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the investments fall within different levels of the hierarchy, the categorization is based on the lowest level of input that is significant to the fair value measurement of the investment.

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(in thousands, except share amounts)

Level 1	These are investments where values are based on unadjusted quoted prices for identical assets in an active market the Company has the ability to access.

Level 2

These are investments where values are based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the investments.

Level 3

These are investments where values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect assumptions of management about assumptions market participants would use in pricing the investments.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Following is a description of the valuation methodologies used for assets measured at fair value:

Certificates of deposit: Valued at year end cost.

Equity securities, corporate bonds, and municipal bonds: Valued at the closing price reported on the active market on which the individual securities are traded.

Equity mutual funds and fixed income mutual funds: Valued at the closing price reported on the active market on which the individual securities are traded.

Limited partnership: Valued at year end cost.

The preceding methods described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(in thousands, except share amounts)

The following tables set forth by level, within the fair value hierarchy, the Company’s assets at fair value as of June 30, 2018 and 2017.

Investments as of June 30, 2018

	Level 1	Level 2	Level 3	Total
Held-to-maturity
Certificates of deposit	$120	$—	$—	$120

Available-for-sale
Exchange traded equity securities	$1,853	$—	$—	$1,853
Mutual funds	179	—	—	179

	$2,032	$—	$—	$2,032

Investments as of June 30, 2017

	Level 1	Level 2	Level 3	Total
Held-to-maturity
Certificates of deposit	$120	$—	$—	$120

Available-for-sale
Exchange traded equity securities	$1,861	$—	$—	$1,861
Mutual funds	173	—	—	173

	$2,034	$—	$—	$2,034

Level 3 Gains and Losses

The following table sets forth a summary the activity of the Company’s Level 3 assets for the years ended June 30, 2018 and 2017.

	2018	2017
Beginning balance	$—	$500
Additions	—	—
Distributions	—	(500)

Ending balance	$—	$—

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(in thousands, except share amounts)

All held-to-maturity investments are anticipated to mature in one year or less. The carrying amounts of equity securities, gross unrealized gains and losses, and their estimated market values at June 30, 2018 and 2017, were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Estimated Market Value
June 30, 2018
Available-for-sale:
Exchange traded equity securities	$1,734	$119	$—	$1,853
Mutual funds	196	—	(17)	179

	$1,930	$119	$(17)	$2,032

Held-to-maturity:
Certificates of deposit	$120	$—	$—	$120

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Estimated Market Value
June 30, 2017
Available-for-sale:
Exchange traded equity securities	$1,624	$237	$—	$1,861
Mutual funds	196	—	(23)	173

	$1,820	$237	$(23)	$2,034

Held-to-maturity:
Certificates of deposit	$120	$—	$—	$120

The following is a summary of the Company’s realized gains (losses) resulting from the sale of securities during the years ended June 30, 2018 and 2017.

	2018	2017
Gross realized gain	$75	$174
Gross realized (loss)	—	—

Net realized gain	$75	$174

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(in thousands, except share amounts)

The following is a summary of the reclassification adjustments for the gains included in net income on available-for-sale securities:

	BEFORE-TAX AMOUNT	TAX (EXPENSE) OR BENEFIT	NET-OF-TAX AMOUNT
Unrealized holding (loss) arising during the year ended June 30, 2017	$(15)	$5	$(10)
Less: reclassification adjustment for (gains) included in net income	(174)	67	(107)

Net unrealized (loss) on securities for the year ended June 30, 2017	$(189)	$72	$(117)

Unrealized holding (loss) arising during the year ended June 30, 2018	$(37)	$37	$—
Less: reclassification adjustment for (gains) included in net income	(75)	18	(57)

Net unrealized (loss) on securities for the year ended June 30, 2018	$(112)	$55	$(57)

NOTE 3: LEASES

The Company leases a portion of two facilities under operating lease agreements to unrelated third parties. Total lease payments received during each of the years ended June 30, 2018 and 2017 totaled $0.2 million and are included in Other income on the Consolidated Statements of Income.

At June 30, 2018, future minimum lease payments under these operating leases are below. Updates to the lease at one of the facilities was in process subsequent to year end and the minimum lease payments for that lease have not been included.

Year ending June 30,
2019	$76
2020	76
2021	76
2022	63

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(in thousands, except share amounts)

NOTE 4: BENEFIT PLAN

The Company has a defined contribution plan (the Plan) covering all employees of the Company who have completed 1,000 hours of service in the trust year and are age eighteen or older. The Plan has been approved for qualification under Section 401(k) of the Internal Revenue Code, and is subject to the Department of Labor’s reporting requirements under the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

Each year, participants may contribute a portion of their annual compensation (pretax or post-tax/Roth) to the Plan, subject to certain limitations as defined in the Plan. The Company may make matching contributions and additional non-elective contributions to be determined each year by the Company’s Board of Directors to the extent of ten percent (10%) of an employee’s pretax annual compensation. The Company’s contributions to the Plan for the years ended June 30, 2018 and 2017 were approximately $1.1 million and $1.0 million, respectively.

The Plan held 147,400 shares of the Company’s common stock for each of the years ended June 30, 2018 and 2017.

As part of the transaction described in Note 12, the Plan was required to be separated from the Company prior to the closing on March 1, 2019. The last contributions to the Plan were in conjunction with a payroll in February 2019. Immediately prior to the closing on March 1, 2019, the Company’s common stock held by the Plan was redeemed. Subsequent to closing, the Plan assets were transferred into a separate entity not included in the Zero Mountain, Inc. consolidated group.

NOTE 5: COMMITMENTS AND CONTINGENCIES

The Company has a self-insured employee benefit plan to provide health care coverage for its employees and the employees of certain affiliates. The Company limits its losses through the use of stop-loss policies from reinsurers. The maximum exposure the Company could incur in one year was $85 thousand per participant for the year ended June 30, 2018. For the years ended June 30, 2018 and 2017, the Company paid approximately $1.5 million and $1.6 million, respectively, in claims and fees under this plan.

The Company is involved in various litigation as of June 30, 2018 and subsequent to year end arising in the ordinary course of business. The ultimate outcome of such litigation is uncertain. However, management and legal counsel are of the opinion that the resulting outcome of such litigation would have minimal adverse economic impact on the Company.

NOTE 6: CONCENTRATIONS AND RISK OF ACCOUNTING LOSS

The Company uses financial institutions in which it maintains cash balances, which at times may exceed federally insured limits. The Company maintains repurchase agreements with one bank which provides collateralization in excess of FDIC insurance limits. The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risk on cash. The Company had approximately $2.0 million in uninsured/uncollateralized cash balances at June 30, 2018.

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(in thousands, except share amounts)

The Company has investments at June 30, 2018 as detailed in Note 2. The fair values of marketable securities are estimated based on quoted market prices for those investments. These securities are subject to market risk.

The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company extends credit to their customers, which consist of food processors and manufacturing companies located in the Company’s primary trade area. Credit is secured by a general warehouse lien in goods stored.

For the years ended June 30, 2018 and 2017, three customers in each year not affiliated with the Company accounted for approximately 51% and 45%, respectively, of the Company’s operating revenues. Each of these customers individually accounted for more than 10% of the operating revenues during those same periods.

NOTE 7: PROPERTY AND EQUIPMENT

During the year ended June 30, 2017, the Company substantially completed the construction on the new North Little Rock facility. The building was placed in service on April 1, 2017. The total remodel costs for the building expansion including equipment were approximately $10 million.

During the year ended June 30, 2018, the Company purchased land in Waco, Texas with a cost of $3 million to be utilized for the construction of a future facility.

Property and equipment, estimated useful lives and accumulated depreciation are as follows:

		June 30, 2018
	Life (In Years)	Cost	Accumulated Depreciation	Book Value
Land	—	$6,808	$—	$6,808
Buildings	15-40	54,992	22,672	32,320
Cave and building improvements	15-40	4,186	3,025	1,161
Refrigeration equipment	5-40	35,381	26,051	9,330
Fork trucks	6-10	4,382	3,049	1,333
Other equipment	5-40	4,231	3,246	985
Trucks and trailers	4-7	13,784	5,904	7,880
Vehicles	5-10	1,712	1,200	512
Furniture, fixtures and software	3-15	2,776	2,335	441
Airplane	5-15	3,648	2,551	1,097
Construction in progress	—	828	—	828

		$132,728	$70,033	$62,695

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(in thousands, except share amounts)

		June 30, 2017
	Life (In Years)	Cost	Accumulated Depreciation	Book Value
Land	—	$3,806	$—	$3,806
Buildings	15-40	54,456	21,483	32,973
Cave and building improvements	15-40	4,075	2,909	1,166
Refrigeration equipment	5-40	35,289	24,007	11,282
Fork trucks	6-10	4,127	2,757	1,370
Other equipment	5-40	4,073	3,060	1,013
Trucks and trailers	5-7	11,365	3,722	7,643
Vehicles	5-10	1,641	1,028	613
Furniture, fixtures and software	3-15	2,343	2,211	132
Airplane	5-15	3,648	1,822	1,826

		$124,823	$62,999	$61,824

Depreciation expense for the years ended June 30, 2018 and 2017 was approximately $7.6 million and $6.5 million, respectively.

NOTE 8: INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are established, if necessary, to reduce deferred tax asset accounts to the amounts that will more likely than not be realized. No valuation allowance was deemed necessary by management as of June 30, 2018 and 2017.

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	2018	2017
Deferred tax liabilities:
Unrealized gain on available-for-sale securities	$(27)	$(82)
Property and equipment	(5,357)	(7,932)

Total deferred tax liabilities	(5,384)	(8,014)

Deferred tax assets:
Accrued vacation pay	205	271
Other assets	40	94

Total deferred tax assets	245	365

Net deferred tax assets (liabilities)	$(5,139)	$(7,649)

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(in thousands, except share amounts)

The tax provision attributable to income before income taxes differs from the amounts computed by applying the U.S. statutory tax rate of 21% for 2018 and 34% for 2017 to income before income taxes. The Company’s Federal tax for its fiscal year ended June 30, 2018 was calculated at a blended rate. The reconciliation between the statutory rate and report amount is as follows:

	2018	2017
Tax based on statutory rate	$1,519	$1,058
Effect of decrease in Federal tax rate	(2,680)	—
Increase resulting from:
State income taxes, net of Federal benefit	284	133
Effect of non-deductible expenses	49	51
Other, net	116	16

	$(712)	$1,258

Significant components of the provision for income taxes for the years ended June 30, 2018 and 2017 are as follows:

	2018	2017
Current
Federal	$1,389	$(869)
State	354	(38)

Total current	1,743	(907)

Deferred
Federal	(2,823)	1,977
State	368	188

Total deferred	(2,455)	2,165

Total provision for income taxes	$(712)	$1,258

On August 8, 2017, the Company received approximately $1.4 million in federal tax refunds from the IRS related to the carryback of tax operating losses to the 2014 and 2015 tax years.

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(in thousands, except share amounts)

NOTE 9: LONG-TERM DEBT

Long-term debt consists of the following:

	2018	2017
Note payable to Metropolitan Life Insurance Company, monthly principal payments of $213 thousand including interest at 3.91%, collateralized by property and operations, due September 2030	$24,815	$26,370
Note payable to Metropolitan Life Insurance Company, monthly principal payments of $54 thousand including interest at 3.79%, collateralized by property and operations, due October 2031	6,770	7,152
Notes payable to banks, monthly payments totaling payments of $238 thousand, including interest ranging from 3.4% to 4.69%, collateralized by trucks, trailers, and equipment due between June 2019 and April 2023	4,583	6,104

	36,168	39,626
Less:
Debt issuance costs, net of accumulated amortization of $32 thousand and $19 thousand, respectively	228	170

	35,940	39,456
Less current portion of long-term debt	3,740	5,662

	$32,200	$33,794

Aggregate maturities of long-term debt are as follows:

Year ending June 30,
2019	$3,740
2020	3,586
2021	3,246
2022	2,504
2023	2,399
Thereafter	20,693

The original note payable to Metropolitan Life Insurance Company is secured by a first mortgage security agreement covering the Company’s refrigerated warehousing and distribution operations located in Fort Smith, Arkansas and Lowell, Arkansas, as well as a first priority security interest in all equipment, fixtures and other personal property utilized in connection with or located at the two facilities.

During the year ended June 30, 2017, the Company entered into another note payable with Metropolitan Life Insurance Company in the amount of $7.4 million to fund the purchase and renovation of a cold storage facility in North Little Rock, Arkansas consisting of approximately fifteen acres and 88 thousand square feet of warehouse and office space. Collateral on this note payable is the existing Fort Smith and Lowell facilities.

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(in thousands, except share amounts)

Certain notes require the Company to comply with certain financial covenants related to EBITDA coverage and current assets to current liabilities. At June 30, 2018 and 2017, the Company was in substantial compliance with all covenants.

At June 30, 2018, the Company had signed a term sheet with Metropolitan Agricultural Finance to provide funding for the construction and permanent financing for planned improvements to the North Little Rock facility. Subsequent to year-end, the loan closed on October 12, 2018 in the amount of $15 million.

As a result of the subsequent event described in Note 12, the loans with Metropolitan were paid off on March 1, 2019 including a prepayment penalty of approximately $3.5 million.

NOTE 10: DEFERRED CREDIT

As part of the Fort Smith building expansion, the Company participated in the InvestArk Program that was established by the Arkansas Economic Development Commission which allowed the Company to receive a direct pay sales & use tax credit in the amount of $0.9 million based on 2015 expenditures (as defined by the program). At June 30, 2018 and 2017 the remaining credit of $0.7 million and $0.9 million, respectively, related to 2015 is included in “Other assets” with an offsetting amount shown in “Deferred credit” on the Consolidated Balance Sheets. This 2015 credit will expire in December 2021. The Company also has credits of $0.7 million related to 2016 expenditures that expire in December 2022 which may be utilized when and if the 2015 credit is taken.

As of the date of this report, the Company was under audit related to this program for the year ended June 30, 2018. Previously the Department of Finance and Administration had audited the 2015, 2016 and 2017 years and that audit has been completed with minimal adjustment.

ZERO MOUNTAIN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(in thousands, except share amounts)

NOTE 11: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The detail of accounts payable and accrued expenses at June 30, 2018 and 2017 is as follows:

	2018	2017
Accounts payable	$1,439	$1,633
Accrued payroll and related expenses	2,386	1,969
Accrued property taxes	973	833
Accrued interest payable	102	109
Accrued income taxes	154	—
Other current liabilities	25	25

	$5,079	$4,569

NOTE 12: SUBSEQUENT EVENTS

Management evaluated subsequent events through July 16, 2019, the date the consolidated financial statements were available to be issued. There are no subsequent events that require adjustment to or disclosure in the consolidated financial statements, except those disclosed in these footnotes.

Subsequent to year-end, a dividend of 5 cents per share was declared for stockholders of record as of September 20, 2018 and was paid on October 2, 2018.

Subsequent to year end, the Company signed a term sheet with Metropolitan Agricultural Finance to provide funding not to exceed $25.5 million for the construction and permanent financing of the future Waco, Texas facility. The Company did not advance on this loan.

On March 1, 2019, Cloverleaf Cold Storage based in Sioux City, Iowa acquired 100% of the outstanding stock of Zero Mountain, Inc. and its subsidiaries. The purchase consideration, after adjustments in accordance with the purchase agreement, was $195.5 million. Included in the purchase price was $5.0 million of equity rolled over by two prior shareholders into the Cloverleaf entity structure and $4.2 million of equipment notes payable assumed by Cloverleaf. At closing, the loans with Metropolitan were paid off and prepayment penalty amounts of approximately $3.5 million were incurred due to the loans being paid off early. The prepayment penalty was paid from the purchase price. Additionally, the Class B units of Leasing and Logistics were repurchased for $1.0 million and $0.5 million, respectively, as part of the closing process. Funds for the repurchase of the Class B units were paid from the available cash of Zero Mountain, Inc. On May 1, 2019, Cloverleaf Cold Storage which included Zero Mountain, Inc. and subsidiaries was acquired by Americold based in Atlanta, Georgia.

The operations of the Company have continued after the closing date of these transactions and these consolidated financial statements do not include any changes as a result of these transactions.